                             DELTA AIR LINES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 FOR YEARS ENDED JUNE 30, 1992, 1993, AND 1994

                                                                     EXHIBIT 11

                   (In millions except per share amounts)

                                                                         1992             1993             1994
                                                                       --------         --------         --------
PRIMARY:

  Weighted average shares outstanding                                        49               50               50
  Additional shares assuming
    exercise of stock options                                                 *                *                *
                                                                       --------         --------         --------
      Average shares outstanding as adjusted                                 49               50               50
                                                                       ========         ========         ========

  Income (loss) before cumulative effect of
    changes in accounting principles                                   $   (506)        $   (415)        $   (409)
  Preferred dividends series C                                                -              (80)             (80)
  Preferred dividends series B                                              (19)             (30)             (30)
                                                                       --------         --------         --------
  Income (loss) before cumulative effect of
    changes in accounting principles
    attributable to primary shares                                         (525)            (525)            (519)
  Cumulative effect of changes in accounting principles                       -             (587)               -
                                                                       --------         --------         --------
  Net income (loss) attributable to primary shares                     $   (525)        $ (1,112)        $   (519)
                                                                       ========         ========         ========

  Primary earnings (loss) per share before
    cumulative effect of changes in accounting principles              $ (10.60)        $ (10.54)        $ (10.32)
  Cumulative effect of changes in accounting principles                       -           (11.78)               -
                                                                       --------         --------         --------
  Primary earnings (loss) per share                                    $ (10.60)        $ (22.32)        $ (10.32)
                                                                       ========         ========         ========

FULLY DILUTED:
  Weighted average shares outstanding                                        49               50               50
  Additional shares assuming:
   Conversion of series C convertible preferred stock                         -               17               17
   Conversion of series B ESOP convertible
    preferred stock                                                           6                6                7
   Conversion of 3.23% convertible subordinated notes                         -                -               10
   Exercise of stock options                                                  *                *                *
                                                                       --------         --------         --------
      Average shares outstanding as adjusted                                 55               73               84
                                                                       ========         ========         ========

  Income (loss) before cumulative effect of
    changes in accounting principles                                   $   (506)        $   (415)        $   (409)
  Interest on 3.23% convertible subordinated
    notes net of taxes                                                        -                -               32
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                                      (14)             (16)             (18)
                                                                       --------         --------         --------
  Income (loss) before cumulative effect of
    changes in accounting principles                                       (520)            (431)            (395)
  Cumulative effect of changes in accounting principles                       -             (587)               -
                                                                       --------         --------         --------
  Net income (loss) attributable to fully
    diluted common shares                                              $   (520)        $ (1,018)        $   (395)
                                                                       ========         ========         ========

  Fully diluted earnings (loss) per common share
    before cumulative effect of changes in
    accounting principles                                              $  (9.39)        $  (5.86)        $  (4.72)
  Cumulative effect of changes in accounting principles                       -            (7.99)               -
                                                                       --------         --------         --------
  Fully diluted earnings (loss) common share                           $  (9.39)        $ (13.85)        $  (4.72)
                                                                       ========         ========         ========

  *Antidilutive